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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 14, 1997 in the Registration Statement (Form S-4 No. 333-32041) and the related Prospectus of Precise Technology, Inc. for the registration of $75,000,000 of its Series B 11 1/8% Senior Subordinated Notes due 2007.


                                                      Ernst & Young LLP

Pittsburgh, Pennsylvania
September 10, 1997